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                                                                     EXHIBIT 4.2


                          SECOND SUPPLEMENTAL INDENTURE


                          Dated as of February 12, 2002

                                       to

                                    INDENTURE

                          Dated as of November 1, 1993

                                     between

                         PHILLIPS-VAN HEUSEN CORPORATION

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE


                                  $100,000,000

                           7 3/4% Debentures Due 2023



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         This SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 12, 2003, is entered into by and between Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") for the Holders.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have entered into that certain Indenture dated as of November 1, 1993 (the "Indenture") which provides for, among other things, the issuance by the Company of 7 3/4% Debentures due 2023; and

         WHEREAS, the Company has entered into that certain Stock Purchase Agreement dated as of December 17, 2002 (the "CK Purchase Agreement") by and among the Company, Calvin Klein, Inc. ("CK"), a New York corporation, Calvin Klein (Europe), Inc., a Delaware corporation ("CK Europe"), Calvin Klein (Europe
III) Corp., a Delaware corporation ("CK Europe II"), Calvin Klein Europe S.R.L., a limited liability company organized under the laws of Italy ("CK Italy"), CK Service Corp., a Delaware corporation ("CK Service"; CK, CK Europe, CK Europe II, CK Italy and CK Services are referred to herein each individually as an "Acquired Company" and collectively as the "Acquired Companies"), and the "Sellers" (as such term is defined in the CK Purchase Agreement"), pursuant to which, among other things, the Company desires to purchase and the Sellers desire to sell all of the issued and outstanding shares of capital stock (or all of the outstanding parts of capital in the case of CK Italy) of each Acquired Company (the "Proposed CK Acquisition"); and

         WHEREAS, in order to partially finance the Proposed CK Acquisition, the Company is entering into that certain Term Loan Agreement dated as of the date hereof (the "Term Loan Agreement"), with Apax Managers, Inc., a New York corporation, in its capacity as administrative agent ("Term Loan Agent") for certain lenders from time to time party thereto (the "Term Lenders") and the Term Lenders, providing for the Term Lenders to make available to the Company, a certain bridge loan in an original principal amount not to exceed $125,000,000 on the terms and conditions set forth therein;

         WHEREAS, to induce the Term Lenders to enter into the Term Loan Agreement and to make the bridge loan thereunder, the Company has agreed to pledge and grant to the Term Lenders a lien on and security interest in (the "Term Lender Liens") (i) all of the issued and outstanding capital stock (or parts of capital in the case of CK Italy) of each of the Acquired Companies and
(ii) certain other assets of the domestic Acquired Companies (collectively, the "Term Lender Collateral") as security for its obligations under the Term Loan Agreement (all such obligations, liabilities and indebtedness of the Company to the Term Lenders under the Term Loan Agreement are referred to herein as the "Term Loan Obligations"); and

         WHEREAS, the granting of the Term Lender Liens is permitted pursuant to
Section 1008(e) of the Indenture; and




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         WHEREAS, in connection with the Proposed CK Acquisition, the Company and certain of its affiliates have entered into that certain First Amendment and Waiver Agreement, dated as of December 13, 2002 with JPMorgan Chase Bank, as administrative agent (the "Senior Agent") for certain other financial institutions from time to time party thereto (the "Senior Lenders") and the Senior Lenders (the "First Amendment to Credit Agreement") pursuant to which, the Senior Agent and Senior Lenders will, among other things, amend that certain Credit Agreement dated as of October 17, 2002 and consent to the Proposed CK Acquisition in exchange for (i) a first priority lien on and security interest in certain collateral of the Acquired Companies (the "CK Collateral") and (ii) a springing lien on the Term Lender Collateral, such that upon the payment in full of the Term Loan Obligations, the Senior Agent, on behalf of the Senior Lenders, shall have a first priority lien on and security interest in the Term Lender Collateral (collectively "CK Senior Lender Liens");

         WHEREAS, the granting of the CK Senior Lender Liens is permitted by
Section 1008 of the Indenture, provided that the Company and its Subsidiaries grant to the Trustee, on behalf of the Holders, liens on and security interests in the CK Collateral and, upon the payment in full of the Term Loan Obligations, the Term Lender Collateral (the "New CK Collateral"), in order to secure the Securities on an equal and ratable basis with all obligations, liabilities and indebtedness of the Company and its affiliates to the Senior Lenders (the "Senior Indebtedness"); and

         WHEREAS, in connection with the forgoing, the Trustee shall (i) enter into that certain First Amendment Agreement dated as of the date hereof with the Senior Agent, the Company and certain affiliates of the Company (the "Amendment to Security Agreement"), pursuant to which that certain Omnibus Pledge and Security Agreement dated as of October 17, 2002 shall be amended to grant the Senior Agent on behalf of the Senior Lenders and the Trustee a lien on and security interest in the New CK Collateral, and (ii) acknowledge that certain Intercreditor and Subordination Agreement dated as of the date hereof with the Senior Agent, the Term Loan Agent and Calvin Klein, that shall govern the relative priorities of the respective liens of the parties in the New CK Collateral;

         WHEREAS, Section 901(3) of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture without the consent of the Holders for, among other things, the purpose of securing the Securities as required pursuant to Section 1008 of the Indenture; and

         WHEREAS, the parties hereto desire to enter into this Supplemental Indenture in accordance with Section 901(3) of the Indenture; and

         WHEREAS, the Company has been duly authorized by its Board of Directors to enter into, execute and deliver, and hereby authorizes and directs the Trustee on behalf of the Holders to execute and deliver, this Supplemental
Indenture:


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         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

SECTION 2. The Trustee hereby acknowledges (i) the granting of the Term Lender Liens and (ii) the granting of the liens upon and security interests in the New CK Collateral as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Outstanding Securities on an equal and ratable basis with the Senior Lender Liens until such time as the Senior Indebtedness has been paid in full and all commitments of the Senior Agent and the Senior Lenders have terminated and, in connection herewith, the Trustee hereby agrees on behalf of the Holders and upon the direction of the Company to execute and deliver (A) the First Amendment to Security Agreement, pursuant to which the liens on and security interests in the New CK Collateral referred to herein shall be granted to the Trustee, on behalf of the Holders and
(B) an acknowledgment of the Intercreditor Agreement, pursuant to which the Senior Lenders' and Trustee's rights in the New CK Collateral shall be governed. Upon the payment in full of all Senior Indebtedness and the termination of all commitments of the Senior Agent and the Senior Lenders, and in the event of a termination of any Senior Lender Liens, the Trustee hereby agrees to release the all liens and security interests granted pursuant to the Security Agreement and the First Amendment to Security Agreement on the same terms and conditions as the Senior Agent.

SECTION 3. The Company hereby consents to the granting of the liens upon and security interests in the New CK Collateral as collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Outstanding Securities on an equal and ratable basis with the Senior Lender Liens until such time as the Senior Indebtedness has been paid in full and all commitments of the Senior Agent and the Senior Lenders have terminated and, in connection herewith, authorizes and directs the Trustee to enter into the First Amendment to Security Agreement and the Intercreditor Agreement for the sole purpose of granting to the Trustee collateral security for the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Outstanding Securities on an equal and ratable basis with the Senior Lender Liens, in accordance with the terms of the Indenture.

SECTION 4. Except as expressly supplemented by this Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Securities issued thereunder shall remain in full force and effect.

SECTION 5. This Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the



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Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 6. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 7. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

SECTION 8. This Supplemental Indenture shall be deemed to have become effective upon the date first written above.

SECTION 9. In the event of a conflict between the terms of this Supplemental Indenture and the Indenture, this Supplemental Indenture shall control.

SECTION 10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recital contained herein, all of which recitals are made solely by the Company.

                  [remainder of page intentionally left blank;
                             signature page follows]



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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first set forth above.


                         PHILLIPS-VAN HEUSEN CORPORATION


                         By: /s/ Mark D. Fischer
                             ----------------------------------
                         Name:    Mark D. Fischer
                         Title:   Vice-President, General Counsel, Secretary


                         THE BANK OF NEW YORK, as Trustee


                         By: /s/ Julie Salovitch-Miller
                             ----------------------------------
                         Name:   Julie Salovitch-Miller
                         Title:  Vice-President